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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       __________________________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    ______________________________________


        Date of report (Date of earliest event reported):  May 20, 1997


                               LG&E ENERGY CORP.
                               -----------------
              (Exact name of registrant as specified in charter)



         Kentucky                    1-10568                       61-1174555
----------------------------    --------------------         -------------------
(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
of incorporation)                                            Identification No.)



                             220 West Main Street
                                P.O. Box 32030
                             Louisville, KY 40232
                             --------------------
                    (Address of Principal Executive Officer)


      Registrant's telephone number, including area code:  (502) 627-2000

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Item 5.  Other Events

Merger Agreement with KU Energy Corporation.

     On May 20, 1997, LG&E Energy Corp., a Kentucky corporation ("LG&E Energy"), and KU Energy Corporation, a Kentucky corporation ("KU"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger of LG&E Energy and KU. Pursuant to the Merger Agreement, among other things, KU will be merged with and into LG&E Energy, with LG&E Energy as the surviving corporation (the "Merger"). The Merger, which was unanimously approved by the Boards of Directors of LG&E Energy and KU, is expected to close shortly after all of the conditions to consummation of the Merger, including the receipt of all applicable regulatory approvals, are met or waived.

     As a result of the Merger, LG&E Energy, which is the parent of Louisville Gas and Electric Company ("LG&E"), will become the parent company of KU's principal operating subsidiary, Kentucky Utilities Company ("Kentucky Utilities"). The operating utility subsidiaries (LG&E and Kentucky Utilities) will maintain their separate corporate identities and will continue to serve customers in Kentucky and Virginia under their present names. LG&E Energy and KU expect more than $760 million in gross non-fuel savings over a ten-year period following the Merger. Costs to achieve these synergies are estimated to be $77 million. The preferred stock and debt securities of the operating utility subsidiaries will not be affected by the Merger. Present nonutility operations of KU will be unaffected. The nonutility subsidiaries of KU will become subsidiaries of LG&E Energy.

     Under the terms of the Merger Agreement, each outstanding share of the common stock, without par value, of KU ("KU Common Stock") (other than shares with respect to which dissenters' rights are perfected under applicable state law), together with the associated KU stock purchase rights, will be converted into the right to receive 1.67 shares of common stock, without par value, of LG&E Energy ("LG&E Energy Common Stock"), together with the associated LG&E Energy stock purchase rights. A holder of KU Common Stock who would otherwise have been entitled to a fractional share of LG&E Energy Common Stock will be entitled to receive a cash payment in lieu of such fractional share. The outstanding shares of LG&E Energy Common Stock will remain unchanged and outstanding. As of May 16, 1997, there were 66,484,875 shares of LG&E Energy common stock outstanding, and 37,817,878 shares of KU common stock outstanding. Based on such capitalization, upon consummation of the Merger 51.3% of the outstanding LG&E Energy common stock will be owned by the shareholders of LG&E Energy prior to the Merger and 48.7% will be owned by former KU shareholders.

     The Merger is subject to customary closing conditions, including, without limitation, the approval of the holders of a majority of the outstanding shares of common stock of each of LG&E Energy and KU, the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including approvals of various regulators in Kentucky and Virginia under state utility laws, the approval of the Federal Energy Regulatory Commission under the Federal Power Act, the approval of the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, and the filing of requisite notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder. The Merger is also subject to the receipt of opinions of

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counsel that the Merger will qualify as a tax-free reorganization and assurances from the parties' independent accountants that the Merger will qualify as a pooling of interests for accounting purposes. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed with the Commission with respect to the LG&E Energy Common Stock to be issued in the Merger and the approval for listing of such shares on the New York Stock Exchange. It is anticipated that LG&E Energy, as parent of LG&E and Kentucky Utilities, will continue to be an exempt holding company under the Public
Utility Holding Company Act of 1935. Shareholder meetings to vote upon approval of the Merger will be convened as soon as practicable and are expected to be held later in 1997.

     The Merger Agreement contains certain covenants of the parties pending the closing. Generally, the parties must carry on their business only as specified in the Merger Agreement (subject to ordinary course exceptions, certain negotiated dollar baskets and certain previously budgeted amounts).

     The Merger Agreement provides that after the effectiveness of the Merger (the "Effective Time"), the principal executive offices of LG&E Energy will remain in Louisville, Kentucky. LG&E will remain headquartered in Louisville. Kentucky Utilities will remain headquartered in Lexington, Kentucky and maintain a substantial presence elsewhere throughout its service territory in order to conduct its state-wide operations. At the Effective Time, LG&E Energy's Board of Directors will consist of a total of 15 directors, eight of whom will be designated by LG&E Energy and seven of whom will be designated by KU. The Board of Directors will have the following four committees: (i) an Audit Committee;
(ii) a Compensation Committee; (iii) a Nominating and Governance Committee and
(iv) a Long Range Planning Committee. The Audit Committee will have ten members, with five designated by LG&E Energy (one of whom would be the chairman) and five designated by KU. The Compensation Committee will have seven members, with four designated by LG&E Energy (one of whom would be the chairman) and three designated by KU. The Nominating and Governance Committee will have eight members, with four designated by LG&E Energy and four designated by KU (one of whom would be the chairman). The Long Range Planning Committee will have nine members, with five designated by LG&E Energy and four designated by KU (one of whom would be the chairman). Upon completion of the Merger, Mr. Roger W. Hale will continue as Chairman and Chief Executive Officer of LG&E Energy and LG&E and will become Chairman and Chief Executive Officer of Kentucky Utilities. Mr. Michael R. Whitley, the Chairman and Chief Executive Officer of KU, will become Vice Chairman, President and Chief Operating Officer of LG&E Energy and Vice Chairman and Chief Operating Officer of each of LG&E and Kentucky Utilities.

     The Merger Agreement may be terminated in certain circumstances, including
(1) by mutual consent of the parties; (2) by either LG&E Energy or KU, if the Merger has not been consummated before May 20, 1999 (plus an extension to November 20, 1999 if all conditions to closing the Merger, other than receipt of certain consents and/or statutory approvals by LG&E Energy or KU, have been satisfied at May 20, 1999); (3) by either LG&E Energy or KU, if the stockholders of either LG&E Energy or KU do not approve the Merger or if certain legal requirements prohibit the Merger; (4) by either LG&E Energy or KU, if the other party's directors withdraw or adversely modify their recommendation of the Merger, fail to reaffirm such recommendation upon the other party's request, or approve an alternative transaction with a third party; (5) by either party if the other party has breached the Merger Agreement or if the other party's representations and warranties are inaccurate, and such breach or inaccuracy is reasonably

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likely to result in a material adverse effect and is not cured within 20 days after receipt of notice thereof; (6) by either party if a third party acquires more than 50% of the other party's outstanding voting securities or if the other party's directors on May 20, 1997 (together with new directors nominated by a majority of such party's directors) cease to constitute a majority of such party's directors then in office; or (7) by either party, under certain circumstances, if there is a competing third-party offer and (i) the target party's directors receive written advice from outside counsel that, as a result of the competing proposal, the directors' fiduciary duties require reconsideration of the target party's commitment to consummate the Merger, (ii) such target party's directors determine in good faith that their fiduciary duties require acceptance of the competing proposal and (iii) such target party is unable, prior to termination, to negotiate adjustments to the Merger Agreement enabling the Merger to proceed.

     The Merger Agreement provides that if a breach or inaccuracy described in clause (5) above occurs and if such breach or inaccuracy is not willful, the non-breaching party is entitled to reimbursement of its out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement) not to exceed $10 million. In the event of a willful breach, the non-breaching party will be entitled to reimbursement of its actual out-of-pocket expenses (which will not be subject to the $10 million limit) and any remedies it may have at law or in equity; provided, further, that if, at the time of the breaching party's willful breach, there shall have been a third party tender offer or business combination proposal which shall not have been rejected by the breaching party and withdrawn by the bidder, and within two and one-half years following termination, the breaching party or an affiliate thereof becomes a subsidiary of the bidder or a subsidiary of an affiliate of such bidder or accepts a written offer to consummate or consummates a business combination with such bidder or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a business combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such business combination, is required to pay to the non-breaching party an additional fee equal to $50 million.

     If the Merger Agreement is terminated by either LG&E Energy or KU due to
(i) the scenarios described in clauses (4) or (7) above, (ii) the failure of either party to comply with certain covenants requiring it to call a meeting of stockholders and recommend the Merger for approval, or (iii) the failure of either party's stockholders to approve the Merger (provided the other party's stockholders shall not have also failed to approve the Merger), and if at the time of such event there is a pending third party offer or proposal that is not rejected by the target directors and not withdrawn by the bidder, and if the third party proposal is ultimately signed or consummated within two and one-half years and the target party or an affiliate thereof becomes a subsidiary of the bidder or a subsidiary of an affiliate of such bidder, or accepts a written offer to consummate or consummates a business combination with such bidder or an affiliate thereof, then the target party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a business combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such target party becoming such a subsidiary or of such business combination, is required to pay to the other party an additional fee equal to $50 million in cash plus out-of-pocket fees and expenses incurred by the other party.

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     Simultaneously with the execution and delivery of the Merger Agreement,
LG&E Energy and KU also entered into reciprocal stock option agreements (the "Stock Option Agreements"). Pursuant to the Stock Option Agreements, LG&E Energy and KU have each granted to the other an irrevocable option to purchase up to 19.9% of the granting company's outstanding common stock, at an exercise price per share equal to (i) in the case of LG&E Energy Common Stock, the average of the daily closing sales price per share of LG&E Energy Common Stock during the ten-day period ending May 12, 1997 or (ii) in the case of KU Common Stock, the price per share of LG&E Energy Common Stock determined pursuant to clause (i) above multiplied by an exchange ratio of 1.67. The option becomes exercisable if the Merger Agreement becomes terminable by either LG&E Energy or KU in circumstances that could entitle such party to receive termination fees, generally as a result of the other party becoming the subject of a third party tender offer or business combination proposal.

     If its option becomes exercisable, either LG&E Energy or KU may request the other party to repurchase all or part of its option at a price per share equal to the spread between the exercise price and the highest average trading price or the offered price in any business combination proposal. The aggregate amount of any termination fees and the transaction expenses payable, plus any amounts payable as a result of the required repurchase of options, is limited to a maximum amount of $70 million.

     In connection with the Merger, LG&E Energy has amended the terms of the Rights Agreement, dated as of December 5, 1990, as amended (the "LG&E Energy Rights Agreement"), between LG&E Energy and LG&E, as rights agent, so that the execution, delivery and performance of the Merger Agreement and the Stock Option Agreements will not cause any "Rights" (as defined in the LG&E Energy Rights Agreement) to become exercisable, cause KU or any of its affiliates to become an "Acquiring Person" (as defined in the LG&E Energy Rights Agreement) or give rise to a "Distribution Date" or "Triggering Event" (as each such term is defined in the LG&E Energy Rights Agreement). Similarly, KU has amended the terms of the Rights Agreement, dated as of January 27, 1992 (the "KU Rights Agreement"), between KU and Illinois Stock Transfer Company, as rights agent, so that the execution, delivery and performance of the Merger Agreement and the Stock Option Agreements will not cause any "Rights" (as defined in the KU Rights Agreement) to become exercisable, cause LG&E Energy or any of its affiliates to become an "Acquiring Person" (as defined in the KU Rights Agreement) or give rise to a "Distribution Date" or "Triggering Event" (as each such term is defined in the KU Rights Agreement).

     The joint press release of LG&E Energy and KU issued in connection with the Merger is attached as an exhibit hereto and is incorporated herein by reference.

     This Report and the exhibit filed herewith include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements herein and therein which are not based on historical facts are forward looking and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. When used in LG&E Energy's or LG&E's documents, the words "anticipate," "estimate," "expect," "believe", "objective" and similar expressions are intended to identify forward looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward looking statements include, but are not limited to: regulatory delays in approving the Merger; adverse regulatory treatment of Merger-related synergies including requirements for rate

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reductions or allocation to customers of Merger savings in excess of what management has anticipated; the ability of LG&E Energy and KU to implement and to obtain anticipated Merger synergies; the actual costs required to effect the Merger and to realize Merger synergies; and other risks detailed from time to time in the reports filed with the Commission by LG&E Energy and KU, including
Exhibit 99.02 to this report on Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibit.

          The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

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Exhibit No.         Title
-----------         -----

99.01               Joint Press Release, dated as of May 20, 1997, of LG&E
                    Energy and KU.

99.02 Cautionary Statement for the purposes of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LG&E ENERGY CORP.


                                        By:  /s/ Victor A. Staffieri
                                             ---------------------------------
                                             Name:  Victor A. Staffieri
                                             Title: Chief Financial Officer


Dated:  May 21, 1997

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                                 EXHIBIT INDEX

                               LG&E ENERGY CORP.

                          Current Report on Form 8-K
                              Dated May 21, 1997


Exhibit No.                            Title               Sequential Page No.
-----------                            -----               -------------------

   99.01                     Joint Press Release, dated as           __
                             of May 20, 1997, of LG&E
                             Energy and KU
   99.02                     Cautionary Statement for the
                             purposes of the "Safe Harbor"
                             provisions of the Private
                             Securities Litigation Reform
                             Act of 1995